EXHIBIT 5.1

Cane Clark LLP				3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Chad Wiener+	Scott P. Doney~	Telephone: 702-312-6255
Facsimile: 702-944-7100
Email: kcane@caneclark.com

November 9, 2005

Enwin Resources Inc.
700 West Pender Street, Suite 1204
Vancouver, British Columbia
Canada V6C 1G8

Re: Enwin Resources Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Enwin Resources Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 2,000,000 shares of the Company’s common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated March 13, 2005; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law, which includes the statutory provisions, the rules and regulations underlying those provisions, all applicable provision of the Nevada Constitution, and reported judicial decisions interpreting these laws.

Very truly yours,
CANE CLARK, LLP

/s/ Kyleen E. Cane

Kyleen E. Cane, Esq.